SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of CapLease, Inc. (the “Company”) was held on June 16, 2010.  Set forth below is a brief description of each of the two matters voted on at the meeting and the final voting results.

The following six nominees were elected to serve on the Company’s Board of Directors until the Company’s Annual Meeting of Stockholders to be held in 2011 and until their successors are elected:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Paul H. McDowell	37,381,551	513,023	8,443,256
William R. Pollert	36,443,663	1,450,911	8,443,256
Michael E. Gagliardi	36,489,196	1,405,378	8,443,256
Stanley Kreitman	33,800,281	4,094,293	8,443,256
Jeffrey F. Rogatz	36,486,757	1,407,817	8,443,256
Howard A. Silver	36,481,001	1,413,573	8,443,256

The appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES

45,740,167	422,289	175,374	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

Date:  June 17, 2010